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                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

March 29, 2002

Dear Sir:

We have read Item 4 included in the Form 8-K/A dated March 29, 2002 of Coastal Banking Company, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/  TOURVILLE, SIMPSON & CASKEY, LLP


cc:  Randolph C. Kohn, President and Chief Executive Officer